Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Cameron Associates (212) 554-5469

alison@cameronassoc.com          www.usecology.com

US ECOLOGY APPOINTS JEFFREY R. FEELER CHIEF EXECUTIVE OFFICER

Appoints Executive Vice Presidents

Boise, Idaho — May 30, 2013 — US Ecology, Inc. (the “Company”) [NASDAQ-GS: ECOL], a leading North American provider of radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services, today announced that the Board of Directors has appointed Jeffrey R. Feeler President and Chief Executive Officer. Feeler was named Acting President and Chief Operating Officer in October 2012.

“Jeff’s exceptional performance over a seamless seven month transition period following his promotion to senior executive has confirmed the Board’s confidence that he is the right person to lead US Ecology,” stated Stephen A. Romano, Chairman of the Board of Directors. “Jeff’s excellent leadership skills, detailed knowledge of the Company, thorough understanding of the environmental services industry and regulatory environment, and extensive financial management experience are an excellent fit for the challenges and growth opportunities now before us”.

Jeff joined the Company in 2006 as Vice President, Chief Accounting Officer, Treasurer and Controller. He was promoted in 2007 to Vice President and Chief Financial Officer; positions he held until his promotion to senior executive in October 2012. Prior to 2006, Jeff held financial and accounting management positions with MWI Veterinary Supply, Inc., Albertson’s, Inc., Hewlett-Packard Company and PricewaterhouseCoopers LLP. Jeff is a Certified Public Accountant and holds a BBA in Finance and a BBA in Accounting from Boise State University.

The Company also announced today that the Board of Directors has appointed Eric L. Gerratt Executive Vice President, Chief Financial Officer and Treasurer. Eric was promoted to Vice President, Acting Chief Financial Officer and Chief Accounting Officer in October 2012. Eric joined the Company in August 2007 as Vice President and Controller. Eric previously held financial and accounting management positions at SUPERVALU, Inc., Albertson’s, Inc. and PricewaterhouseCoopers LLP. Eric is a Certified Public Accountant and holds a BS in Accounting from the University of Idaho.

The Company also announced that the Board of Directors has appointed two other Executive Vice Presidents reporting to the Chief Executive Officer.

Steven D. Welling was appointed Executive Vice President of Sales and Marketing. Steve previously served as Senior Vice President of Sales and Marketing. Steve joined US Ecology in 2001 with the acquisition of Envirosafe Services of Idaho (now US Ecology Idaho). He previously served as National Accounts Manager for Envirosource Technologies and Western Sales Manager for Envirosafe Services of Idaho. He previously managed new market development and sales for a national bulk chemical transportation company. Steve holds a BS from California State University-Stanislaus.

Simon G. Bell was appointed Executive Vice President of Operations and Technology Development. Simon previously served as Vice President of Operations since 2007. From 2005 to August 2007, Simon was Vice President of Hazardous Waste Operations. From 2002 to 2005, he was our Idaho facility General Manager and Environmental Manager. Simon brings over 20 years of experience in the hazardous and radioactive waste and mining industries and holds a BS in Geology from Colorado State University.

“The Board of Directors has confidence in the ability of this closely knit executive management team led by Jeff to execute US Ecology’s growth strategy and deliver shareholder value,” Romano commented.

About US Ecology, Inc.

US Ecology, Inc., through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers. Headquartered in Boise, Idaho, the Company is one of the oldest radioactive and hazardous waste services companies in the North America.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2013 earnings estimates, successfully execute its growth strategy, increase market share, maintain historical returns on invested capital or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.’s December 31, 2012 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer or contract, compliance with and changes to applicable laws, rules, or regulations, access to cost effective transportation services, access to insurance, surety bonds and other financial assurances, loss of key personnel, lawsuits, labor disputes, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, implementation of new technologies, market conditions, average selling prices for recycled materials, our ability to replace business from recently completed large projects, our ability to perform under required contracts, our ability to permit and contract for timely construction of new or expanded disposal cells, our willingness or ability to pay dividends and our ability to effectively close and integrate future acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.